UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington D.C . 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		October 22, 2003

The McClatchy Company
(Exact name of registrant as specified in its charter)

Delaware	1-9824	52-2080478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Q Street, Sacramento, CA 95816
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code	(916) 321-1846

Item 7.	Financial Statements and Exhibits
(c)	Exhibits
The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Text of press release issued by The McClatchy Company, dated October 22, 2003, titled " McCLATCHY REPORTS RECORD THIRD QUARTER 2003 EARNINGS AND PROVIDES FOURTH QUARTER OUTLOOK"

Item 9.	Regulation FD Disclosure (Information Furnished in this Item 9 is Furnished under Item 12)

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition," is instead being furnished under Item 9, "Regulation FD Disclosure." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The McClatchy Company's press release dated October 22, 2003 is incorporated herein by reference and is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto daily authorized.

Date: October 22, 2003		The McClatchy Company
	By	/s/ Patrick J. Talamantes
Patrick J. Talamantes Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Text of press release issued by The McClatchy Company, dated October 22, 2003, titled " McCLATCHY REPORTS RECORD THIRD QUARTER 2003 EARNINGS AND PROVIDES FOURTH QUARTER OUTLOOK"

EXHIBIT 99.1

Contact:	Elaine Lintecum Treasurer (916) 321-1846 elintecum@mcclatchy.com

McCLATCHY REPORTS RECORD THIRD QUARTER 2003 EARNINGS AND

PROVIDES FOURTH QUARTER OUTLOOK

SACRAMENTO, CA, October 22, 2003 - The McClatchy Company (NYSE-MNI) - today reported record third quarter earnings of $35.8 million, or 77 cents per share, compared to earnings from continuing operations of $32.5 million, or 70 cents per share, in the third quarter of 2002. Net income in the 2002 quarter including The Newspaper Network, a discontinued operation, was $32.6 million or 71 cents per share.

Revenues in the third quarter of 2003 were $272.1 million, up 3.0% from 2002 revenues from continuing operations of $264.2 million, with advertising revenues of $225.4 million, up 4.2%, and circulation revenues of $41.3 million, up 0.1%.

Earnings from continuing operations in the first nine months were $98.5 million or $2.12 per share. Net income, which includes income from the operating results and the sale of The Newspaper Network (TNN), a discontinued operation, was $104.6 million or $2.25 per share. TNN was sold in June 2003 and the company recorded a gain of 13 cents per share on the sale. Earnings from continuing operations in the first nine months of 2002 totaled $91.8 million or $1.99 per share and net income including the results from TNN was $92.2 million or $2.00 per share.

Revenues from continuing operations through September were $806.4 million, up 2.7% from 2002 revenues of $785.3 million, with advertising revenues of $665.3 million, up 3.7%, and circulation revenues of $124.2 million, down 0.2% from 2002.

Commenting on the results, Gary Pruitt, McClatchy's chairman and chief executive officer, said, "The combination of a very good advertising month in September and cost controls resulted in our earnings coming in above the range we had previously anticipated for the quarter. Advertising revenues increased 6.8% in September. Indeed, we hit on all cylinders in the third quarter - newspaper, direct marketing and online advertising all reported strong growth. Additionally, we saw increases in newspaper circulation and online page views. Compared to third quarter 2002, daily circulation grew 0.8% and Sunday circulation increased 1.2%. Pageviews at our newspaper websites increased 19.7% through the first nine months of the year.

"As strong as the third quarter was, we know that comparisons are growing more difficult because we had advertising revenue growth of 4.9% in the fourth quarter of last year. However, we are pleased by the recent gains in retail and national advertising and believe our direct marketing and online revenue growth will continue its momentum. Early October activity suggests that revenue growth will be more modest than in September - an expected result considering that we face more difficult comparisons in October than we did in September.

"Given all these factors, we anticipate advertising revenue growth in the fourth quarter will be in the low to mid-single digit range and earnings will be in the range of 87 to 90 cents per share. We now believe earnings from continuing operations for full year 2003 will be between $2.99 and $3.02 per share, up from our previous guidance of $2.85 and $2.95 per share."

Pat Talamantes, McClatchy's chief financial officer, noted, "Our debt at the end of the third quarter was $397 million. We have been able to pay down $99 million since the end of 2002 even as we have increased our dividend 10% and made contributions of $50 million to our employees' pension plans. We will continue to focus on debt repayment and improving an already strong balance sheet at McClatchy. We expect debt at year-end 2003 to be $370 million or less."

The company's statistical report, which summarizes its revenue performance through September, follows.

At 11:30 am Eastern time today, McClatchy will review its results in a conference call

(1-877-278-1205, use pass code 3164176) and webcast (www.mcclatchy.com). A replay of the call can be accessed for up to 48 hours by dialing 1-800-642-1687 and using the same pass code, 3164176. The webcast will be archived at McClatchy's website.

The McClatchy Company, headquartered in Sacramento, California, is a leading newspaper and Internet publisher. It publishes 11 daily and 13 non-daily newspapers located in western coastal states, North and South Carolina and the Twin Cities of Minneapolis/St. Paul. McClatchy has daily circulation of 1.39 million and Sunday circulation of 1.85 million. McClatchy's newspapers include, among others, the Star Tribune in Minneapolis, The Sacramento Bee, The Fresno Bee and The Modesto Bee in California, The News & Observer (Raleigh, NC), The News Tribune (Tacoma, WA) and the Anchorage Daily News.

McClatchy also publishes leading local websites in each of its 11 daily newspaper markets, offering readers information, comprehensive news, advertising, e-commerce and other services and owns and operates Nando Media, a national on-line publishing operation. McClatchy is listed on the New York Stock Exchange under the symbol MNI.

Additional Information

This release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ. These risks and uncertainties include national and local economic conditions that could affect advertising and circulation rates and volumes, changes in interest rates and/or newsprint prices, increased competition in our markets, as well as the other risks detailed from time to time in the Company's publicly filed documents, including the Company's December 29, 2002 report on form 10-K and June 29, 2003 report on form 10-Q, filed with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

THE McCLATCHY COMPANY SUMMARY OF UNAUDITED RESULTS (In thousands, except per-share amounts)

	Three months ended		Nine months ended
	September 28, 2003	September 29, 2002 (1)	September 28, 2003	September 29, 2002 (1)

Revenues - net	$ 272,100	$ 264,172	$ 806,351	$ 785,284

Operating expenses:
Compensation	110,488	107,398	333,110	322,049
Newsprint and supplements	34,179	31,202	99,984	95,813
Depreciation and amortization	17,166	18,253	52,519	55,131
Other operating expenses	49,001	47,709	146,116	137,910
Total operating expenses	210,834	204,562	631,729	610,903

Operating income	61,266	59,610	174,622	174,381

Interest expense	(3,888)	(6,008)	(14,549)	(21,060)
Partnership income (loss)	449	(225)	259	(1,125)
Other non-operating income - net	85	230	(199)	(498)
Income from continuing operations before taxes	57,912	53,607	160,133	151,698
Income tax provision	(22,130)	(21,157)	(61,587)	(59,884)
Income from continuing operations	35,782	32,450	98,546	91,814
Income from discontinued operation	56	199	6,050	356
Net income	$ 35,838	$ 32,649	$ 104,596	$ 92,170

Net income per common share:
Basic:
Income from continuing operation	$ 0.78	$ 0.71	$ 2.14	$ 2.01
Income from discontinued operation	-	-	$ 0.13	0.01
Net income per share	$ 0.78	$ 0.71	$ 2.27	$ 2.02
Diluted:
Income from continuing operation	$ 0.77	$ 0.70	$ 2.12	$ 1.99
Income from discontinued operation	-	-	0.13	0.01
Net income per share	$ 0.77	$ 0.71	$ 2.25	$ 2.00
Weighted average common shares:
Basic	46,146	45,813	46,087	45,741
Diluted	46,466	46,209	46,394	46,133

(1) Restated to reflect discontinued operation.
The McClatchy Company Consolidated Statistical Report (In thousands, except for preprints and page views)

	Period 9			Period 9 Year-to-Date

Revenues - Net: *	2003	2002	% Change	2003	2002	% Change
Advertising
Daily Newspapers:
Minneapolis	$24,611	$23,286	5.7%	$214,328	$209,876	2.1%
California	27,043	23,868	13.3%	247,261	230,048	7.5%
Carolinas	11,754	11,779	-0.2%	107,796	108,236	-0.4%
Northwest	10,356	10,124	2.3%	95,926	93,381	2.7%
Total Advertising	$73,764	$69,057	6.8%	$665,311	$641,541	3.7%

Circulation	12,913	12,946	-0.3%	124,187	124,414	-0.2%
Other	1,829	2,187	-16.4%	16,080	18,270	-12.0%
Total Newspapers	$88,506	$84,190	5.1%	$805,578	$784,225	2.7%

Non-Newspapers	71	118	-39.8%	773	1,059	-27.0%
Total Revenue	$88,577	$84,308	5.1%	$806,351	$785,284	2.7%
* Revenues reported are from continuing operations only.

Average Paid Circulation: (Period)
Daily	1,444.2	1,417.5	1.9%	1,386.2	1,379.8	0.5%
Sunday	1,912.2	1,878.8	1.8%	1,856.8	1,847.7	0.5%
Community Newspapers	61.1	63.8	-4.2%	61.0	62.8	-2.9%

Online: (Monthly)
Millions of Page Views**	94.7	89.3	6.0%	936.9	782.9	19.7%
** Page Views have been restated to remove Nando Times and SportsServer discontinued products.

Advertising Linage for Dailies:
Full Run ROP
Retail	442.7	437.1	1.3%	4,047.0	4,103.3	-1.4%
National	98.1	84.1	16.6%	877.3	785.7	11.7%
Classified	593.8	622.5	-4.6%	5,540.2	5,638.4	-1.7%
Total	1,134.6	1,143.7	-0.8%	10,464.5	10,527.4	-0.6%

Millions of Preprints Distributed	246.4	229.2	7.5%	2,229.1	2,107.4	5.8%

Full Run ROP Linage by Market for Dailies:

California:
The Sacramento Bee	209.1	197.3	6.0%	1,901.0	1,846.4	3.0%
The Fresno Bee	103.4	96.6	7.0%	957.1	918.0	4.3%
The Modesto Bee	102.0	100.4	1.6%	977.3	955.9	2.2%

Star Tribune, Minneapolis	161.0	156.2	3.1%	1,406.2	1,383.0	1.7%

Northwest:
The News Tribune, Tacoma	104.5	113.3	-7.8%	957.0	1,045.6	-8.5%
Anchorage Daily News	77.0	79.3	-2.9%	685.8	723.8	-5.3%
Tri-City Herald	61.5	61.8	-0.5%	570.9	558.8	2.2%

Carolinas:
The News & Observer, Raleigh	153.0	166.0	-7.8%	1,447.5	1,553.8	-6.8%
South Carolina Dailies	163.1	172.8	-5.6%	1,561.7	1,542.1	1.3%
Total	1,134.6	1,143.7	-0.8%	10,464.5	10,527.4	-0.6%